As filed with the Securities and Exchange Commission on December 19, 2022

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDXHEALTH SA
(Exact name of Registrant as specified in its charter)

Belgium	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CAP Business Center
Zone Industrielle des Hauts-Sarts
4040 Herstal, Belgium
+32 4 257 70 21
(Address and telephone number of Registrant’s principal executive offices)

MDxHealth, Inc.
15279 Alton Parkway — Suite 100
Irvine, CA 92618
United States
+1 949-812-6979
(Name, address, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark R. Busch Patrick J. Rogers K&L Gates 300 S. Tryon St., Suite 1000 Charlotte, NC 28202 United States +1 704-331-7400	Roel Meers Megan Schellinger Baker & McKenzie CVBA Avenue du Boulevard 21 1210 Brussels Belgium +32 2 639 36 11

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 19, 2022

MDXHEALTH SA

US$150,000,000

Ordinary Shares

American Depositary Shares Representing Ordinary Shares

We may offer and sell from time to time, in one or more offerings, up to an aggregate amount of $150,000,000 in ordinary shares of the Company, no par value, and American Depositary Shares (“ADSs”), each representing 10 ordinary shares, no par value, of the Company (collectively, the “securities”). We will provide specific terms of these securities in supplements to this prospectus. You should read carefully this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information,” before you invest in our securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities. We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees or commissions.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “MDXH.” On December 16, 2022, the last reported sale price of our ADSs on the Nasdaq Capital Market was $7.03 per ADS.

Our ordinary shares are listed on Euronext Brussels under the symbol “MDXH.BR.” In due time, insofar as needed and applicable, we will commit to use best efforts to have ordinary shares underlying newly issued ADSs listed as soon as practicably possible on Euronext Brussels after their issuance. On December 16, 2022, the last reported sale price of our ordinary shares on Euronext Brussels was €0.627 per ordinary share, equivalent to a price of $6.66 per ADS, assuming an exchange rate of €1.00 = $1.0619, the exchange rate published by the European Central bank on December 16, 2022.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Our business and an investment in our securities involve significant risks. See “Risk Factors” beginning on page 3 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate of $150,000,000.

This prospectus provides you with a general description of the ADSs and ordinary shares that we may offer. Each time we sell the securities described herein using this prospectus, we will provide you with a supplement to this prospectus that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus in a jurisdiction outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “MDxHealth,” the “Company,” “our company,” “we,” “us,” and “our” refer to MDxHealth SA and its wholly owned subsidiaries. In this prospectus, any reference to any provision of any legislation shall include any amendment, modification, reenactment or extension thereof. Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender. All references to “shares” in this prospectus refer to ordinary shares of MDxHealth SA with no nominal value.

Throughout this prospectus, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be. All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to Euros.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. As used in this prospectus, the terms “we,” “our,” “us,” “MDxHealth,” or the “Company” refer to MDxHealth SA and its subsidiaries, taken as a whole, unless the context otherwise requires it.

About the Company

MDxHealth is a commercial-stage precision diagnostics company that provides actionable molecular diagnostic information to personalize the diagnosis and treatment of cancer. The Company’s tests are based on proprietary genetic, epigenetic (methylation) and other molecular technologies and assist physicians with the diagnosis of urologic cancers and prognosis of recurrence risk.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Start-ups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of our internal controls over financial reporting; and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) the last day of the fiscal year ending after the fifth anniversary of this initial public offering of the ADSs.

We may choose to take advantage of some but not all of these reduced burdens. For example, we intend to take advantage of the exemption from the auditor attestation on the effectiveness of our internal control over financial reporting. Accordingly, the information that we provide shareholders (including holders of the ADSs) may be different from what you might obtain from other public companies.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under IFRS, as issued by the IASB, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of the board of directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies.

Corporate History and Additional Information

We were incorporated on January 10, 2003 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Liège) under enterprise number 0479.292.440. We were publicly listed on Euronext Brussels in June 2006 and on the Nasdaq Capital Market in November 2021. In October 2010 the Company’s name was changed from OncoMethylome Sciences SA to MDxHealth SA. We have two wholly owned subsidiaries: MDxHealth, Inc., a Delaware corporation incorporated in April 2003, and MDxHealth B.V., a Dutch company incorporated in September 2015.

Our headquarters and principal executive offices are located at CAP Business Center, Zone Industrielle des Hauts-Sarts, Rue d’Abhooz 31, 4040 Herstal, Belgium, our telephone number is +32 4 257 70 21 and our email is info@mdxhealth.com. Our website address is www.mdxhealth.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase ADSs in this offering.

For additional information related to our business and operations, please refer to the reports and other information incorporated herein by reference, including the Annual Report on Form 20-F of MDxHealth SA for the year ended December 31, 2021, as described under the caption “Incorporation of Certain Information by Reference” on page 46 of this prospectus.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus for such issuance before investing in any securities that may be offered. For further details, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that we face. Additional risks not currently known by us or risks that we currently deem immaterial may also impair our business and operations. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, titled “Risk Factors,” “Information on the Company,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our plans relating to commercializing our products and services (collectively “solutions”) and the rate and degree of market acceptance of our products;

●	the size of the market opportunity for our current tests and future tests we may develop;

●	our ability to achieve and maintain adequate levels of coverage or reimbursement for our current tests and any future products we may seek to commercialize;

●	our plans relating to the further development of products;

●	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

●	timing, progress and results of our research and development programs;

●	the period over which we estimate our existing cash will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our expected use of proceeds of the offering;

●	our ability to attract and retain qualified employees and key personnel;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	our ability to successfully integrate personnel, technologies and operations of businesses we may acquire;

●	cost associated with defending intellectual property infringement, product liability and other claims;

●	the impact on our business, financial condition and results of operations from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents referenced in this prospectus and filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities for general corporate and working capital purposes, including to fund our product development efforts and expansion of our commercialization activities. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the securities. Our plans to use the estimated net proceeds from the sale of the securities may change, and if they do, we will update this information in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting fees or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of fees, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any fees, discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

During such time as we may be engaged in a distribution of the securities covered by this prospectus, we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Description of Share Capital

The following description of our share capital summarizes certain provisions of our articles of association and the Belgian Companies and Associations Code. Because this description is a summary, it may not contain all information important to you. Accordingly, this description is qualified entirely by references to our articles of association. Copies of our articles of association will be publicly available as an exhibit to the registration statement of which this prospectus forms a part.

The following description includes comparisons of certain provisions of our articles of association and the Belgian Companies and Associations Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and they are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital is represented by ordinary shares without nominal value. Our share capital is fully paid-up. Our shares are not separated into classes.

As of December 31, 2021, our share capital amounted to €118,662,067.69, represented by 155,969,226 fully authorized and subscribed and paid-up shares without nominal value, 37,500,000 of these fully authorized and subscribed and paid-up shares being represented by 3,750,000 ADSs. This number does not include outstanding warrants issued by us and granted to certain of our directors, employees and non-employees nor any other capital increases after December 31, 2021. Neither we nor any of our subsidiaries holds any of our own shares.

On August 11, 2022, our share capital was increased to €123,539,165.19 and the number of issued and outstanding shares was increased to 162,880,936, through the issuance of a total of 6,911,710 new shares represented by 691,171 ADSs to settle a portion of the purchase price for the acquisition by the Company of the Oncotype DX® GPS (Genomic Prostate Score®) test from Genomic Health, Inc. (a subsidiary of Exact Sciences Corporation) announced on August 2, 2022.

On the date of this prospectus, our share capital amounts to €123,539,165.19, represented by 162,880,936 fully authorized and subscribed and paid-up shares without nominal value, 44,411,710 of these fully authorized and subscribed and paid-up shares being represented by 4,441,171 ADSs.

Other Outstanding Securities

In addition to the shares already outstanding, we have granted subscription rights (warrants), which upon exercise will lead to an increase in the number of our outstanding shares. A total of 3,603,000 warrants (where each warrant entitles the holder to subscribe for one new share) were outstanding as of September 30, 2022.

Furthermore, under the loan agreement between the Company and Kreos Capital VI (UK) Limited and Kreos Capital 2020 Opportunity (UK) Limited, together referred to as Kreos, entered into in July 2021, a drawdown fee equal to 7% of the amounts drawn down under the loan agreements (being EUR 630,000 in aggregate) remains outstanding as a payable (without accruing interest), and is convertible into ordinary shares by means of a contribution in kind by Kreos to the share capital of MDxHealth at a price of EUR 0.85 per share.

Finally, under the Innovatus loan and security agreement, Innovatus has the right to convert, prior to August 2, 2025, up to 15% of the outstanding principal amount of the loans into ADSs of MDxHealth at a 45% premium to the volume-weighted average price yielding at a conversion price per ADS equal to USD 11.21 (i.e., USD 1.121 by shares on the basis of the ratio of 1 ADS per 10 shares), prior to August 2, 2025.

History of Securities Issuances

All shares issued have been fully paid.

The changes to our actual share capital since January 1, 2019 can be summarized as follows:

Date	Transaction	Increase (reduction) of share capital (in EUR)	Number of shares issued	Class of shares issued	Issue price per Share (in EUR, rounded)	Resulting share capital (in EUR)	Existing shares
October 1, 2019	Capital Increase in Cash	8,447,033.56	10,589,236	Ordinary Shares	0.85	56,260,102.01	70,528,525
May 15, 2020	Capital Increase in Cash	12,738,632.94	20,162,924	Ordinary Shares	0.63	68,998,734.95	90,691,449
January 26, 2021	Capital Increase in Cash	21,133,332.74	27,777,777	Ordinary Shares	0.90	90,132,067.69	118,469,226
November 8, 2021	Capital Increase in Cash	28,530,000.00	37,500,000	Ordinary Shares	1.04	118,662,067.69	155,969,226
August 11, 2022	Capital Increase in kind	4,877,097.50	6,911,710	Ordinary Shares	0.71	123,539,165.19	162,880,936

On the date of this prospectus, our share capital amounts to €123,539,165.19, represented by 162,880,936 fully authorized and subscribed and paid-up shares without nominal value.

Articles of Association and Other Share Information

Corporate Profile

Our legal and commercial name is MDxHealth SA. We are a public limited liability company incorporated in the form of a naamloze vennootschap/société anonyme under Belgian law. We are registered with the Register of Legal Entities (RPM Liège) under the enterprise number 0479.292.440. Our principal executive and registered offices are located at CAP Business Center, Zone Industrielle des Hauts-Sarts, Rue d’Abhooz 31, 4040 Herstal, Belgium and our telephone number is +32 4 257 70 21. Our agent for service of process in the United States is MDxHealth, Inc., whose address is 15279 Alton Parkway, Suite 100, Irvine, CA 92618, United States.

We were incorporated in Belgium on January 10, 2003 for an unlimited duration. Our fiscal year ends December 31.

Corporate Purpose

Our corporate purpose as set forth in Article 3 of our articles of association is as follows:

“The Company’s corporate purpose is to engage in Belgium and abroad, in its own name and on behalf of third parties, alone or in collaboration with third parties, in the following activities:

All forms of research and development into or involving biological cells and organisms (including gene methylation) and chemical compounds, as well as the industrialization and commercialization of the results thereof;

●	Research and development into biotechnological or derivative products that could have a market value in applications related to human and animal healthcare, diagnostics, pharmacogenomics and therapeutics, based amongst other things on the technology of genetics, genetic engineering and detention, chemistry and cell biology;

●	Commercialization of the aforementioned products and application domains;

●	Acquisition, disposal, exploitation, commercialization and management of intellectual property, property and usage rights, trade marks, patents, drawings, licenses and any other form of know how.

The Company is also authorized to engage in all commercial, industrial, financial and real estate transactions which are directly or indirectly related to or which may be beneficial to the achievement of its corporate purpose.

It may, by means of subscription, contribution, merger, collaboration, financial participation or otherwise, take interests or participate in any company, existing or to be incorporated, undertakings, businesses and associations in Belgium or abroad. The company may manage, re-organize or sell these interests and can also, directly or indirectly, participate in the board of directors, management, control and winding-up of companies, undertakings, business and associations in which it has an interest or a participation. The company may provide guarantees and security interests for the benefit of these companies, undertakings, businesses and associations, act as their agent or representative, and grant advances, credit, mortgages or other securities.”

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from us.

Directors are expected to arrange their personal and business affairs so as to avoid conflicts of interest with our Company. When the board takes a decision, board members should disregard their personal interests. They should not use business opportunities intended for the Company for their own benefit.

In accordance with article 7:96 and/or 7:97 of the Belgian Companies and Associations Code, all directors must inform the board of directors and the statutory auditor of the Company of conflicts of interest as they arise and abstain from voting on the matter involved in accordance with the relevant provisions of the Belgian Companies and Associations Code.

Prior to his or her appointment, a director must inform the board of directors of his or her transactions and/or business relationships with the Company or its subsidiaries. During his or her mandate as a director, a director must inform the chair of the board of directors of the transactions and/or business relationships that he or she (or his or her affiliates) contemplates to enter into, and such transactions and/or business relationships can only be entered into after approval by the board of directors, where applicable in accordance with article 7:97 of the Belgian Companies and Associations Code.

Each board member should place the Company’s interests above his/her own. The board members have the duty to look after the interests of all shareholders on an equivalent basis. Each board member should act in accordance with the principles of reasonableness and fairness.

Each board member should inform the board of any conflict of interests that could in their opinion affect their capacity of judgement. In particular, at the beginning of each board or committee meeting, board members should declare whether they have any conflict of interests regarding the items on the agenda.

Each board member should, in particular, be attentive to conflicts of interests that may arise between the Company, its board members, its significant or controlling shareholder(s) and other shareholders. The board members who are proposed by significant or controlling shareholder(s) should ensure that the interests and intentions of these shareholder(s) are sufficiently clear and communicated to the board in a timely manner.

The board should act in such a manner that a conflict of interest, or the appearance of such a conflict, is avoided. In the possible case of a conflict of interest, the board should, under the lead of its chair, decide which procedure it will follow to protect the interests of the Company and all its shareholders. In the next annual report, the board should explain why they chose this procedure. However, where there is a substantial conflict of interests, the board should carefully consider communicating as soon as possible on the procedure followed, the most important considerations and the conclusions.

In case of non-compliance with the foregoing, we may request the annulment of the decision or the transaction which has taken place in breach of these provisions if the counterparty to the decision or the transaction was, or should have been, aware of such breach.

There are no outstanding loans granted by our company to any of the members of the board of directors and members of the executive management, nor are there any guarantees provided by our company for the benefit of any of the members of the board of directors and members of the executive management.

None of the members of the board of directors and members of the executive management has a family relationship with any other of the members of the board of directors and members of the executive management.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the shareholders.

We rely on a provision in the listing rules of the Nasdaq Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market. In particular, the listing rules of the Nasdaq Stock Market require a majority of the directors of a listed U.S. company to be independent, whereas in Belgium, only three directors need to be independent. The listing rules of the Nasdaq Stock Market further require that each of the nominating, compensation and audit committees of a listed U.S. company be comprised entirely of independent directors. However, the Belgian Corporate Governance Code recommends only that a majority of the directors on the nomination committee meet the technical requirements for independence under Belgian corporate law. At present, our audit committee is composed of three independent directors out of three members. Our nomination and remuneration committees are composed of three independent directors out of five members. Our board of directors has no plan to change the composition of our nomination and remuneration committee.

Form and Transferability of Our Shares

The shares underlying the ADSs are all ordinary shares, are fully paid, and rank pari passu in all respects with all other existing and outstanding shares of the Company.

All of our shares belong to the same class of securities and are in registered form or in dematerialized form. All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions.

Belgian company law and our articles of association entitle shareholders to request, in writing and at their expense, the conversion of their dematerialized shares into registered shares and vice versa. Any costs incurred as a result of the conversion of shares into another form will be borne by the shareholder. For shareholders who opt for registered shares, the shares will be recorded in our shareholder register.

Currency

Our share capital, which is represented by our outstanding ordinary shares, is denominated in Euros. The shares underlying the ADSs do not have a nominal value, but each reflect the same fraction of our share capital.

Changes to the share capital decided by the shareholders

In principle, changes to our share capital are decided by our shareholders. Our general shareholders’ meeting may at any time decide to increase or reduce the share capital of the Company. Such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below under “— Right to attend and vote at general shareholders’ meetings” and “— Quorum and majorities.”

Capital increases decided by the board of directors

Subject to the quorum and majority requirements described below under subsection “— Right to attend and vote at general shareholders’ meetings”, subsection “— Quorum and majorities”, the general shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. This is the so-called authorized capital. This authorization needs to be limited in time (i.e. it can only be granted for a renewable period of maximum five years) and scope (i.e. the authorized capital may not exceed the amount of the registered capital at the time of the authorization).

By virtue of the resolution of the extraordinary general shareholders’ meeting of the Company held on May 27, 2021, as published by excerpt in the Annexes to the Belgian Official Gazette (Belgisch Staatsblad/Moniteur belge) on June 1, 2021 under number 21333389, which entered into force on June 1, 2021, the board of directors of the Company has been granted certain powers to increase our share capital in the framework of the authorized capital. The powers under the authorized capital have been set out in article 6 of the Company’s articles of association.

Pursuant to the authorization granted by the extraordinary general shareholders’ meeting, the board of directors was authorized to increase the share capital of the Company on one or several occasions by a maximum aggregate amount of €90,132,067.69 (excluding issue premium, as the case may be).

The board of directors may increase the share capital by contributions in cash or in kind, by capitalization of reserves, whether available or unavailable for distribution, and capitalization of issue premiums, with or without the issuance of new shares, with or without voting rights, that will have the rights as will be determined by the board of directors. The board of directors is also authorized to use this authorization for the issuance of convertible bonds or subscription rights, bonds with subscription rights or other securities.

In the event of a capital increase decided by the board of directors within the framework of the authorized capital, all issue premiums booked, if any, will be accounted for in accordance with the provisions of these articles of association.

The board of directors is authorized, when exercising its powers within the framework of the authorized capital, to restrict or cancel, in the interest of the company, the preferential subscription rights of the shareholders. This restriction or cancellation of the preferential subscription rights can also be done in favor of members of the personnel of the Company or of its subsidiaries, or in favor of one or more persons other than members of the personnel of the Company or of its subsidiaries.

The board of directors is authorized, with the right of substitution, to amend the articles of association, after each capital increase that has occurred within the framework of the authorized capital, in order to bring them in conformity with the new situation of the share capital and the shares.

So far, the board of directors has used its powers under the authorized capital on (i) November 8, 2021, by issuing 37,500,000 new shares (3,750,000 ADSs) for an aggregate amount of EUR 28,530,000.00 (excluding issue premium), and (ii) August 11, 2022, by issuing 6,911,710 new shares (691,171 ADSs) for an aggregate amount of EUR 4,877,097.50. As a result, the board of directors still has the authority under the authorized capital to increase the share capital of the Company with an aggregate amount of EUR 56,724,970.19 (excluding issue premium, as the case may be).

Preferential Subscription Rights

In the event of a capital increase for cash with the issue of new shares, or in the event of an issue of convertible bonds or subscription rights, the existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or subscription rights. These preferential subscription rights are transferable during the subscription period.

Our general shareholders’ meeting may decide to limit or cancel this preferential subscription right, subject to special reporting requirements. Such decision by the general shareholders’ meeting needs to satisfy the same quorum and majority requirements as the decision to increase our share capital.

The shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Companies and Associations Code. As mentioned above, our board of directors of the Company has been granted certain powers to increase our share capital in the framework of the authorized capital and to cancel the statutory preferential subscription rights of the shareholders (within the meaning of articles 7:191 and 7:193 of the Belgian Companies and Associations Code). The powers under the authorized capital have been set out in article 6 of the Company’s articles of association.

Generally, unless expressly authorized in advance by the general shareholders’ meeting, the authorization of the board of directors to increase our share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid on our financial instruments. Our general shareholders’ meeting did not grant such express authorization to our board of directors. See also “— Share Capital increases decided by the board of directors” above.

Under the DGCL, shareholders of a Delaware corporation have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Acquisition and Sale of own Shares

We may acquire, pledge and dispose of our own shares, profit certificates or associated certificates at the conditions provided for by articles 7:215 and following of the Belgian Companies and Associations Code. These conditions include a prior special shareholders’ resolution approved by at least 75% of the votes validly cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator) where at least 50% of the share capital and at least 50% of the profit certificates, if any, are present or represented.

Furthermore, shares can only be acquired with funds that would otherwise be available for distribution as a dividend to the shareholders and the transaction must relate to fully paid-up shares or associated certificates. Furthermore, an offer to purchase shares must be made by way of an offer to all shareholders under the same conditions. Shares can also be acquired by us without offer to all shareholders under the same conditions, provided that the acquisition of the shares is effected in the central order book of the regulated market of Euronext Brussels or, if the transaction is not effected via the central order book, provided that the price offered for the shares is lower than or equal to the highest independent bid price in the central order book of the regulated market of Euronext Brussels at that time.

Generally, the general shareholders’ meeting or the articles of association determine the amount of shares, profit certificates or certificates that can be acquired, the duration of such an authorization which cannot exceed five years as from the publication of the proposed resolution as well as the minimum and maximum price that the board of directors can pay for the shares. The prior approval by the shareholders is not required if we purchase the shares to offer them to our personnel, in which case the shares must be transferred within a period of 12 months as from their acquisition.

We may, without prior authorization by the general shareholders’ meeting, dispose of the Company’s own shares, profit certificates or associated certificates in the limited number of situations set out in article 7:218 of the Belgian Companies and Associations Code.

As of the date of this prospectus, our company does not hold any own shares.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares, unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

Description of the Rights and Benefits Attached to Our Shares

Right to attend and vote at general shareholders’ meetings

Annual meetings of shareholders

Our annual general shareholders’ meeting is held at the registered office of our Company (in Belgium) or at the place determined in the notice convening the general shareholders’ meeting. The meeting is held every year on the last Thursday of May at 10:00 a.m. (Belgian time). If this day would be a Belgian public holiday, the annual general shareholders’ meeting shall be held on the previous business day. At our annual general shareholders’ meeting, the board of directors submits to the shareholders the audited non-consolidated and consolidated annual financial statements and the reports of the board of directors and of the statutory auditor with respect thereto.

The general shareholders’ meeting then decides on the approval of the statutory annual financial statements, the proposed allocation of the Company’s profit or loss, the release from liability of the directors and the statutory auditor, the approval of the remuneration report included in the annual report of the board of directors (it being understood that the vote on the remuneration report is only an advisory vote and that the Company must explain in the remuneration report of the subsequent financial year how it took into account the advisory vote of the general shareholders’ meeting of the previous financial year), of the remuneration policy (as the case may be), and, when applicable, the (re-)appointment or dismissal of the statutory auditor and/or of all or certain directors. In addition, as relevant, the general shareholders’ meeting must also decide on the approval of the remuneration of the directors and statutory auditor for the exercise of their mandate, and on the approval of provisions of service agreements to be entered into with executive directors, members of the executive management and other executives providing (as the case may be) for severance payments exceeding twelve months’ remuneration (or, subject to a motivated opinion by the remuneration and nomination committee, 18 months’ remuneration) (see also “— Voting rights attached to the Shares” above).

Special and extraordinary general shareholders’ meetings

Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever the interest of our Company so requires, convene a special or extraordinary general shareholders’ meeting. Pursuant to article 7:126 of the Belgian Companies and Associations Code, such general shareholders’ meeting must also be convened every time one or more shareholders holding, alone or together, at least 10% of our company’s share capital so request. Shareholders that do not hold at least 10% of our share capital do not have the right to have the general shareholders’ meeting convened.

Under the DGCL, special meetings of the shareholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the bylaws.

Right to put items on the agenda of the general shareholders’ meeting and to table draft resolutions

Shareholders who hold alone or together with other shareholders at least 3% of our share capital have the right to put additional items on the agenda of a general shareholders’ meeting that has been convened and to table draft resolutions in relation to items that have been or are to be included in the agenda. This right does not apply to general shareholders’ meetings that are being convened on the grounds that the quorum was not met at the first duly convened meeting (see “— Quorum and majorities” below). Shareholders wishing to exercise this right must prove on the date of their request that they own at least 3% of the outstanding share capital. The ownership must be based, for dematerialized shares, on a certificate issued by the applicable settlement institution for the shares concerned, or by a certified account holder, confirming the number of shares that have been registered in the name of the relevant shareholders and, for registered shares, on a certificate of registration of the relevant shares in the share register book of the Company. In addition, the shareholder concerned must register for the meeting concerned with at least 3% of the outstanding share capital (see also “— Formalities to attend the general shareholders’ meeting” below). A request to put additional items on the agenda and/or to table draft resolutions must be submitted in writing, and must contain, in the event of an additional agenda item, the text of the agenda item concerned and, in the event of a new draft resolution, the text of the draft resolution. The request must reach the Company at the latest on the twenty second calendar day preceding the date of the general shareholders’ meeting concerned. If the Company receives a request, it will have to publish at the latest on the fifteenth calendar day preceding the general shareholders’ meeting an update of the agenda of the meeting with the additional agenda items and draft resolutions.

Notices convening the general shareholders’ meeting

The notice convening the general shareholders’ meeting must state the place, date and hour of the meeting and must include an agenda indicating the items to be discussed and the proposed resolutions. The notice must, as the case may be, include the proposal of the audit committee to nominate a statutory auditor responsible for auditing the consolidated financial statements. The notice also needs to contain a description of the formalities that security holders must fulfil in order to be admitted to the general shareholders’ meeting and (as the case may be) exercise their voting right, information on the manner in which shareholders can put additional items on the agenda and table draft resolutions, information on the manner in which security holders can ask questions during the general shareholders’ meeting and prior to the meeting via the Company’s email address or a specific email address mentioned in this notice, information on the procedure to participate to the general shareholders’ meeting by means of a proxy or to vote by means of a remote vote, and, as applicable, the registration date for the general shareholders’ meeting. The notice must also mention where shareholders can obtain a copy of the documentation that will be submitted to the general shareholders’ meeting, the agenda with the proposed resolutions or, if no resolutions are proposed, a commentary by the board of directors, updates of the agenda if shareholders have put additional items or draft resolutions on the agenda, the forms to vote by proxy or by means of a remote vote, and the address of the webpage on which the documentation and information relating to the general shareholders’ meeting will be made available. This documentation and information, together with the notice and the total number of outstanding voting rights, must also be made available on our company’s website at the same time as the publication of the notice convening the meeting, for a period of five years after the relevant general shareholders’ meeting.

The notice convening the general shareholders’ meeting has to be published at least 30 calendar days prior to the general shareholders’ meeting in the Belgian Official Gazette (Belgisch Staatsblad/Moniteur Belge), in a newspaper that is published nation-wide in Belgium, in paper or electronically, in media that can be reasonably relied upon for the dissemination of information within the EEA in a manner ensuring fast access to such information on a non-discriminatory basis, and on our company’s website. A publication in a nation-wide newspaper is not needed for annual general shareholders’ meetings taking place on the date, hour and place indicated in the articles of association of the Company if the agenda is limited to the treatment and approval of the financial statements, the annual report of the board of directors, the report of the statutory auditor, the remuneration report, the severance pay for executive directors, and the discharge from liability of the directors and statutory auditor. See also “— Voting Rights attached to the Shares” above. In addition to this publication, the notice has to be distributed at least 30 calendar days prior to the meeting via the normal publication means that the Company uses for the publication of press releases and regulated information. The term of 30 calendar days prior to the general shareholders’ meeting for the publication and distribution of the convening notice can be reduced to 17 calendar days for a second meeting if, as the case may be, the applicable quorum for the meeting is not reached at the first meeting, the date of the second meeting was mentioned in the notice for the first meeting and no new item is put on the agenda of the second meeting. See also further below under “— Quorum and majorities.”

At the same time as its publication, the convening notice must also be sent to the holders of registered shares, holders of registered convertible bonds, holders of registered subscription rights, holders of registered certificates issued with the co-operation of the Company (if any), and, as the case may be, to the directors and statutory auditor of the Company. This communication needs to be made by e-mail unless the addressee has informed the Company that it wishes to receive the relevant documentation by another equivalent means of communication. If the relevant addressee does not have an e-mail address or if it did not inform the Company thereof, the relevant documentation will be sent by ordinary mail.

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders of a Delaware corporation must be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.

Formalities to attend the general shareholders’ meeting

All holders of shares, warrants, profit-sharing certificates, non-voting shares, convertible bonds, subscription rights or other securities issued by our company, as the case may be, and all holders of certificates issued with the co-operation of our company (if any) can attend the general shareholders’ meetings insofar as the law or the articles of association entitles them to do so and, as the case may be, gives them the right to participate in voting.

In order to be able to attend a general shareholders’ meeting, a holder of securities issued by our company must satisfy two criteria: being registered as holder of securities on the registration date for the meeting, and notify our company:

●	Firstly, the right to attend general shareholders’ meetings applies only to persons who are registered as owning securities on the fourteenth calendar day prior to the general shareholders’ meeting at midnight (Belgian time) via registration, in the applicable register book for the securities concerned (for registered securities) or in the accounts of a certified account holder or relevant settlement institution for the securities concerned (for dematerialized securities or securities in book-entry form).

●	Secondly, in order to be admitted to the general shareholders’ meeting, securities holders must notify our Company at the latest on the sixth calendar day prior to the general shareholders’ meeting whether they intend to attend the meeting and indicate the number of shares in respect of which they intend to do so. For the holders of dematerialized securities or securities in book-entry form, the notice should include a certificate confirming the number of securities that have been registered in their name on the record date. The certificate can be obtained by the holder of the dematerialized securities or securities in book-entry form with the certified account holder or the applicable settlement institution for the securities concerned.

The formalities for the registration of securities holders, and the notification of our company must be further described in the notice convening the general shareholders’ meeting.

Electronic participation

Our board of directors has the possibility to organize the general shareholders’ meeting by means of electronic communication which must (i) allow the Company to verify the capacity and identity of the shareholders using it; (ii) at least enable (a) the securities holders to directly, simultaneously and continuously follow the discussions during the meeting and (b) the shareholders to exercise their voting rights on all points on which the general shareholders’ meeting is required to take a decision; and (iii) allow the securities holders to actively participate to the deliberations and to ask questions during the meeting.

Voting by proxy or remote voting

Each shareholder has, subject to compliance with the requirements set forth above under “— Formalities to attend the general shareholders’ meeting”, the right to attend a general shareholders’ meeting and to vote at the general shareholders’ meeting in person or through a proxy holder, who need not be a shareholder. A shareholder may designate, for a given meeting, only one person as proxy holder, except in circumstances where Belgian law allows the designation of multiple proxy holders. The appointment of a proxy holder may take place in paper form or electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law), through a form which shall be made available by our Company. The signed original paper (handwritten) or electronic form must be received by our Company at the latest on the sixth calendar day preceding the meeting. The appointment a proxy holder must be made in accordance with the applicable rules of Belgian law, including in relation to conflicts of interest and the keeping of a register.

The notice convening the meeting may allow shareholders to vote remotely in relation to the general shareholders’ meeting, by sending a paper form or, if specifically allowed in the notice convening the meeting, by sending a form electronically (in which case the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by our company. The original signed paper form must be received by our company at the latest on the sixth calendar day preceding the date of the meeting. Voting through the signed electronic form may occur until the last calendar day before the meeting.

Our company may also organize a remote vote in relation to the general shareholders’ meeting through other electronic communication methods, such as, among others, through one or several websites. Our company shall specify the practical terms of any such remote vote in the convening notice.

When votes are cast electronically, an electronic confirmation of receipt of the votes is sent to the relevant shareholders that cast the vote. After the general shareholders’ meeting, shareholders can obtain, at least upon request (which must be made no later than three months after the vote), the confirmation that their votes have been validly recorded and taken into account by the Company, unless that information is already available to them. If an intermediary receives such confirmation, it must transmit it without delay to the shareholder.

Holders of securities who wish to be represented by proxy or vote remotely must, in any case comply with the formalities to attend the meeting, as explained under “— Formalities to attend the general shareholders’ meeting.” Holders of shares without voting rights, profit-sharing certificates without voting rights, convertible bonds, warrants or certificates issued with the cooperation of our company may attend the general shareholders’ meeting but only with an advisory vote.

Voting rights attached to the Shares

Each shareholder of the Company is entitled to one vote per Share. Shareholders may vote by proxy, subject to the rules described below in “— Right to attend and vote at general shareholders’ meetings” and “— Voting by proxy or remote voting.”

Voting rights can be mainly suspended in relation to shares:

●	which are not fully paid up, notwithstanding the request thereto of the board of directors of the Company;

●	to which more than one person is entitled or on which more than one person has rights in rem (zakelijke rechten/droits réels) on, except in the event a single representative is appointed for the exercise of the voting right vis-à-vis the Company;

●	which entitle their holder to voting rights above the threshold of 3%, 5%, 10%, 15%, 20% and any further multiple of 5% of the total number of voting rights attached to the outstanding financial instruments of our company on the date of the relevant general shareholders’ meeting, in the event that the relevant shareholder has not notified us and the FSMA at least 20 calendar days prior to the date of the general shareholders’ meeting in accordance with the applicable rules on disclosure of major shareholdings; and

●	of which the voting right was suspended by a competent court or the FSMA.

Pursuant to the Belgian Companies and Associations Code, the voting rights attached to shares owned by the Company, or a person acting in its own name but on behalf of the Company, or acquired by a subsidiary of the Company, as the case may be, are suspended. Generally, the general shareholders’ meeting has sole authority with respect to:

●	the approval of the annual financial statements of the Company;

●	the distribution of profits (except interim dividends (see “— Dividends” below));

●	the appointment (at the proposal of the board of directors and upon recommendation by the remuneration and nomination committee) and dismissal of directors of the Company;

●	the appointment (at the proposal of the board of directors and upon recommendation by the audit committee) and dismissal of the statutory auditor of the Company;

●	the granting of release from liability to the directors and the statutory auditor of the Company;

●	the determination of the remuneration of the directors and of the statutory auditor for the exercise of their mandate;

●	the advisory vote on the remuneration report included in the annual report of the board of directors, the binding vote on the remuneration policy that the Company submitted for the first time at the general shareholders’ meeting on May 27, 2021, and subsequently upon every material change to the remuneration policy and in any case at least every four years, and the determination of the following features of the remuneration or compensation of directors, members of the executive management and certain other executives (as the case may be): (i) in relation to the remuneration of executive and non-executive directors, members of the executive management and other executives, an exemption from the rule that share based awards can only vest after a period of at least three years as of the grant of the awards, (ii) in relation to the remuneration of executive directors, members of the executive management and other executives, an exemption from the rule that (unless the variable remuneration is less than a quarter of the annual remuneration) at least one quarter of the variable remuneration must be based on performance criteria that have been determined in advance and that can be measured objectively over a period of at least two years and that at least another quarter of the variable remuneration must be based on performance criteria that have been determined in advance and that can be measured objectively over a period of at least three years, (iii) in relation to the remuneration of non-executive directors, any variable part of the remuneration (provided, however that no variable remuneration can be granted to independent non-executive directors), and (iv) any service agreements to be entered into with executive directors, members of the executive management and other executives providing for severance payments exceeding twelve months’ remuneration (or, subject to a motivated opinion by the remuneration and nomination committee, eighteen (18) months’ remuneration);

●	the filing of a claim for liability against directors;

●	the decisions relating to the dissolution, merger and certain other reorganizations of the Company; and

●	the approval of amendments to the articles of association.

Quorum and majorities

In general, there is no attendance quorum requirement for a general shareholders’ meeting and decisions are generally passed with a simple majority of the votes of the shares present or represented. However, capital increases (other than those decided by the board of directors pursuant to the authorized capital), decisions with respect to the Company’s dissolution, mergers, de-mergers and certain other reorganizations of the Company, amendments to the articles of association (other than an amendment of the corporate purpose), and certain other matters referred to in the Belgian Companies and Associations Code do not only require the presence or representation of at least 50% of the share capital of our Company but also a majority of at least 75% of the votes cast (whereby abstentions are not included in the numerator nor in the denominator). An amendment of our company’s corporate purpose requires the approval of at least 80% of the votes cast at a general shareholders’ meeting (whereby abstentions are not included in the numerator nor in the denominator), which can only validly pass such resolution if at least 50% of the share capital of the Company and at least 50% of the profit certificates, if any, are present or represented. In the event where the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second general shareholders’ meeting may validly deliberate and decide regardless of the number of shares present or represented. The special majority requirements, however, remain applicable.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Right to ask questions

Within the limits of article 7:139 of the Belgian Companies and Associations Code, security holders have a right to ask questions to the directors in connection with the report of the board of directors or the items on the agenda of such general shareholders’ meeting. However, directors may, in the interest of the Company, refuse to answer questions when the communication of certain information or facts could cause prejudice to the Company or is contrary to the obligations of confidentiality entered into by them or by the Company.

Shareholders can also ask questions to the statutory auditor in connection with its report. Such questions can be submitted in writing prior to the meeting or can be asked at the meeting. Written questions to the statutory auditor must be submitted to the Company at the same time. The statutory auditor may, in the interest of the Company, refuse to answer questions when the communication of certain information or facts could cause prejudice to the Company or is contrary to its professional secrecy or to obligations of confidentiality entered into by the Company. The statutory auditor has the right to speak at the general meeting in connection with the performance of its duties.

Written and oral questions will be answered during the meeting concerned in accordance with applicable law. In addition, in order for written questions to be considered, the shareholders who submitted the written questions concerned must comply with the formalities to attend the meeting, as explained under “— Formalities to attend the general shareholders’ meeting.”

Dividends

All shares participate equally in the Company’s profits (if any). Pursuant to the Belgian Companies and Associations Code, the shareholders can in principle decide on the distribution of profits with a simple majority vote at the occasion of the annual general shareholders’ meeting, based on the most recent statutory audited financial statements, prepared in accordance with Belgian GAAP and based on a (non-binding) proposal of the Company’s board of directors. The Belgian Companies and Associations Code and the Company’s articles of association also authorize the board of directors to declare interim dividends without shareholder approval. The right to pay such interim dividends is, however, subject to certain legal restrictions.

Our company’s ability to distribute dividends is subject to availability of sufficient distributable profits as defined under Belgian law on the basis of our stand-alone statutory accounts prepared in accordance with Belgian GAAP. In particular, dividends can only be distributed if following the declaration and issuance of the dividends the amount of our net assets on the date of the closing of the last financial year as follows from the statutory non-consolidated financial statements (i.e. summarized, the amount of the assets as shown in the balance sheet, decreased with provisions and liabilities, all in accordance with Belgian accounting rules), decreased with, except in exceptional circumstances, to be disclosed and justified in the notes to the annual accounts, the non-amortized costs of incorporation and extension and non-amortized costs for research and development, does not fall below the amount of the paid-up capital (or, if higher, the issued capital), increased with the amount of non-distributable reserves.

In addition, pursuant to Belgian law and our articles of association, the Company must allocate an amount of 5% of our Belgian GAAP annual net profit (nettowinst/bénéfices nets) to a legal reserve in its stand-alone statutory accounts, until the legal reserve amounts to 10% of our share capital. Our legal reserve currently does not meet this requirement nor will it meet the requirement at the time of the closing of this offering. Accordingly, 5% of its Belgian GAAP annual net profit during future years will need to be allocated to the legal reserve, limiting our ability to pay out dividends to its shareholders.

Under the loan and security agreement entered into between Innovatus Life Sciences Lending Fund I, LP (“Innovatus”) and MDxHealth on August 2, 2022, no distributions can be declared or made without the consent of Innovatus.

In addition, further financial restrictions and other limitations may be contained in future credit agreements.

The right to payment of dividends expires five years after the board of directors declared the dividend payable.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for either or both of the fiscal year in which the dividend is declared and the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

Appointment of Directors

Pursuant to the Belgian Companies and Associations Code and the articles of association, the board of directors must consist of at least three directors. Our Company’s Corporate Governance Charter provides that the board of directors should have a composition appropriate to the Company’s purpose, its operations, phase of development, structure of ownership and other specifics. Pursuant to the Belgian Companies and Associations Code and the articles of association of the company, the board of directors should be composed of at least three directors. In accordance with the Belgian Corporate Governance Code, the composition of the board of directors should be determined so as to gather sufficient expertise in the company’s areas of activity as well as sufficient diversity of skills, background, age and gender. Pursuant to the Belgian Corporate Governance Code, a majority of the directors must be non-executive directors, and the board of directors should consist of an appropriate number of independent directors. At least three directors should qualify as independent directors in accordance with the criteria described in the Belgian Corporate Governance Code. At least one third of the members of the board of directors must be of the opposite gender.

Liquidation Rights

Our company can only be voluntarily dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at a meeting of shareholders where at least 50% of the share capital is present or represented. In the event the required quorum is not present or represented at the first meeting, a second meeting needs to be convened through a new notice. The second meeting of shareholders can validly deliberate and decide regardless of the number of shares present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our shares, each receiving a sum on a pro rata basis.

Pursuant to article 7:228 of the Belgian Companies and Associations Code, if, as a result of losses incurred, the ratio of our company’s net assets (determined in accordance with Belgian legal and accounting rules for non-consolidated financial statements) to share capital is less than 50%, the board of directors must convene an extraordinary general shareholders’ meeting within two months as of the date upon which the board of directors discovered or should have discovered this undercapitalization. At this general shareholders’ meeting the board of directors needs to propose either the dissolution of the Company or the continuation of the Company, in which case the board of directors must propose measures to ensure the Company’s continuity. The board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve the Company, provided that at least 50% of our share capital is present or represented at the meeting.

If, as a result of losses incurred, the ratio of the Company’s net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in that event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve the Company.

Pursuant to article 7:229 of the Belgian Companies and Associations Code, if the amount of the Company’s net assets has dropped below €61,500 (the minimum amount of share capital of a corporation with limited liability organised under the laws of Belgium (naamloze vennootschap/société anonyme)), any interested party is entitled to request the competent court to dissolve the Company. The court can order the dissolution of the Company or grant a grace period within which the Company is to remedy the situation.

If the Company is dissolved for any reason, the liquidation must be carried out by one or more liquidators appointed by the general shareholders’ meeting and whose appointment has been ratified by the enterprise court. Any balance remaining after discharging all debts, liabilities and liquidation costs must first be applied to reimburse, in cash or in kind, the paid-up capital of the shares not yet reimbursed. Any remaining balance shall be equally distributed amongst all the shareholders.

On the date of this prospectus, the Company’s net equity is positive and thus does not fall within the scope of the articles 7:228 and 7:229 of the Belgian Companies and Associations Code.

Belgian Legislation and jurisdiction

Notification of significant shareholdings

Pursuant to the Belgian act of 2 May 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market and containing various provisions, as amended from time to time, or the Belgian Transparency Act, a notification to the Company and to the FSMA is required by all natural persons and legal entities (i.e. legal person, enterprise without legal personality, or trust), in the following circumstances:

●	an acquisition or disposal of voting securities, voting rights or financial instruments that are treated as voting securities;

●	the reaching of a threshold by persons or legal entities acting in concert;

●	the conclusion, modification or termination of an agreement to act in concert;

●	the downward reaching of the lowest threshold;

●	the passive reaching of a threshold;

●	the holding of voting securities in the Company upon first admission thereof to trading on a regulated market;

●	where a previous notification concerning the financial instruments treated as equivalent to voting securities is updated;

●	the acquisition or disposal of the control of an entity that holds voting securities in the Company; and

●	where the Company introduces additional notification thresholds in the articles of association,

in each case where the percentage of voting rights attached to the securities held by such persons reaches, exceeds or falls below the legal threshold, set at 5% of the total voting rights, and 10%, 15%, 20% and so on in increments of 5% or, as the case may be, the additional thresholds provided in the articles of association. The Company has provided for an additional threshold of 3% in its articles of association.

The notification must be made promptly and at the latest within four trading days following the moment on which the person who is subject to the notification obligation received knowledge or could be deemed to have received knowledge of the acquisition or disposal of the voting rights triggering the reaching of the threshold. Where the Company receives a notification of information regarding the reaching of a threshold, it has to publish such information within three trading days following receipt of the notification. Subject to certain exceptions, no shareholder may, pursuant to article 25/1 of the Belgian Transparency Act, cast a greater number of votes at a general shareholders’ meeting of the Company than those attached to the rights and securities that it has notified in accordance with the aforementioned disclosure rules at least 20 calendar days prior to the date of the general shareholders’ meeting.

The forms on which such notifications must be made, as well as further explanations, can be found on the website of the FSMA (www.fsma.be). Violation of the disclosure requirements may result in the suspension of voting rights, a court order to sell the securities to a third party and/or criminal liability. The FSMA may also impose administrative sanctions. The Company is required to publicly disclose any notifications received regarding increases or decreases in a shareholder’s ownership of the Company’s securities, and must mention these notifications in the notes to its financial statements.

The obligation to disclose significant shareholdings as well as certain other provisions of Belgian law (e.g., merger control, authorized capital and the requirement to have certain change of control clauses approved by an extraordinary shareholders’ meeting) that may apply to the Company, may make an unsolicited tender offer, merger, change in management or other change in control, more difficult. Such provisions could discourage potential takeover attempts that third parties may consider and that other shareholders may consider to be in their best interest and could adversely affect the market price of the shares. These provisions may also deprive shareholders of the opportunity to sell their shares at a premium (which is typically offered in the context of a takeover bid).

In accordance with U.S. federal securities laws, holders of our ordinary shares and holders of ADSs will be required to comply with disclosure requirements relating to their ownership of our securities. Any person that, after acquiring beneficial ownership of our ordinary shares or ADSs, is the beneficial owners of more than 5% of our outstanding ordinary shares or ordinary shares underlying ADSs must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares or ordinary shares underlying ADSs that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Disclosure of Net Short Positions

Pursuant to the Regulation (EU) No. 236/2012 of the European Parliament and the Council on short selling and certain aspects of credit default swaps, any person that acquires or disposes of a net short position relating to our issued share capital, whether by a transaction in shares or ADSs, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a decrease in the price of such shares or ADSs is required to notify the FSMA if, as a result of which acquisition or disposal his net short position reaches, exceeds or falls below 0.2% of our issued share capital and each 0.1% above that. If the net short position reaches 0.5%, and also at every 0.1% above that, the FSMA will disclose the net short position to the public.

Public Takeover Bids

Public takeover bids for the Company’s shares and other securities giving access to voting rights (such as subscription rights or convertible bonds, if any) are subject to supervision by the FSMA. Any public takeover bid must be extended to all of the Company’s voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) by the Belgian Act of 1 April 2007 on public takeover bids, as amended, or the Belgian Takeover Act, and the Belgian Royal Decree of 27 April 2007 on public takeover bids, as amended, or the Belgian Takeover Decree. The Belgian Takeover Act provides that a mandatory bid must be launched if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for their account, directly or indirectly holds more than 30% of the voting securities in a company having its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility designated by the Belgian Takeover Decree. The mere fact of exceeding the relevant threshold through the acquisition of shares will give rise to a mandatory bid, irrespective of whether the price paid in the relevant transaction exceeds the current market price. The duty to launch a mandatory bid does not apply in certain cases set out in the Belgian Takeover Decree such as (i) in case of an acquisition if it can be shown that a third party exercises control over the company or that such party holds a larger stake than the person holding 30% of the voting securities or (ii) in case of a capital increase with preferential subscription rights decided by the Company’s general shareholders’ meeting.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as the obligation to disclose significant shareholdings (see “— Notification of significant shareholdings” above) and merger control, that may apply towards the Company and which may create hurdles to an unsolicited tender offer, merger, change in management or other change in control. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of the shares of the Company. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their shares at a premium.

In addition, pursuant to Belgian company law, the board of directors of Belgian companies may in certain circumstances, and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the “authorized capital”) or through share buy-backs (i.e. purchase of own shares). In principle, the authorization of the board of directors to increase the share capital of the Company through contributions in kind or in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to the Company by the FSMA of a public takeover bid on the securities of the Company. The general shareholders’ meeting can, however, under certain conditions, expressly authorize the board of directors to increase the capital of the Company in such case by issuing shares in an amount of not more than 10% of the existing shares at the time of such a public takeover bid. (see also “— Rights attached to the Shares”, “— Changes to the share capital” and “— Capital increases decided by the board of directors”).

The Company’s articles of association do not provide for any specific protective mechanisms against public takeover bids.

Squeeze-out

Pursuant to article 7:82 of the Belgian Companies and Associations Code or the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own, together with the company, at least 95% of the securities with voting rights in a public company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the squeeze-out procedure, the company is no longer deemed a public company, unless convertible bonds issued by the company are still spread among the public. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) as to safeguard the interests of the transferring shareholders.

A squeeze-out offer is also possible upon completion of a public takeover bid, provided that the bidder holds at least 95% of the voting capital and 95% of the voting securities of the public company. In such a case, the bidder may require that all remaining shareholders sell their securities to the bidder at the offer price of the takeover bid, provided that, in case of a voluntary takeover offer, the bidder has also acquired 90% of the voting capital to which the offer relates. The shares that are not voluntarily tendered in response to any such offer are deemed to be automatically transferred to the bidder at the end of the procedure.

The DGCL provides for shareholders appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the shareholder’s shares, in connection with certain mergers and consolidations.

Sell-out right

Within three months after the end of an acceptance period related to a public takeover bid, holders of voting securities or of securities giving access to voting rights may require the offeror, acting alone or in concert, who owns at least 95% of the voting capital and 95% of the voting securities in a public company following a takeover bid, to buy their securities from them at the price of the bid, on the condition that, in case of a voluntary takeover offer, the offeror has acquired, through the acceptance of the bid, securities representing at least 90% of the voting capital subject to the takeover bid.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

We are in principle under an obligation to report to the National Bank of Belgium certain cross-border payments, transfers of funds, investments and other transactions in accordance with applicable balance-of-payments statistical reporting obligations. Where a cross-border transaction is carried out by a Belgian credit institution on our behalf, the credit institution will in certain circumstances be responsible for the reporting obligations.

Securities Exercisable for Ordinary Shares (Equity Incentives)

See “Management — Compensation of Our Directors and Executives — Warrant Plans” for a description of securities granted by our board of directors to our directors, members of the executive management team, employees and other service providers.

Listing

Our ADSs are listed on the Nasdaq Capital Market under the symbol “MDXH.” Our ordinary shares are currently listed on Euronext Brussels under the symbol “MDXH.BR.” In due course, insofar as necessary, we will commit to use best efforts to have ordinary shares underlying newly issued ADSs listed as soon as practicably possible on Euronext Brussels after their issuance.

Transfer Agent and Registrar

The transfer agent and registrar for the ADSs is The Bank of New York Mellon.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Dividends and Distributions

The Bank of New York Mellon is the depositary bank for the American Depositary Shares, or ADSs. Each ADS represents ten ordinary shares (or a right to receive ten ordinary shares) deposited with ING Bank, S.A., as custodian for the depositary in Belgium. Each ADS also represents any other securities, cash or other property that may be held by the depositary. The deposited ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings. As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Belgian law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find More Information.”

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Certain Income Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution.

The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional ordinary shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian.

Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited ordinary share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

As long as the ordinary shares underlying the ADSs have not yet been admitted to listing and trading on Euronext Brussels, the relevant ADSs can only be cancelled and withdrawn and exchanged into ordinary shares in registered form that are not yet admitted to listing and trading on Euronext Brussels. We committed to use best efforts to have the ordinary shares underlying the ADSs listed as soon as practicably possible on Euronext Brussels after their issuance.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADS to the depositary for the purpose of exchanging your ADS for uncertificated ADSs. The depositary will cancel that ADS and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Belgium and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares.

In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Holders of our ADSs are required to pay the following fees under the terms of the deposit agreement:

Fees:		Service:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

	●	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	●	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	●	Depositary services

Registration or transfer fees	●	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	●	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

	●	Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	●	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	●	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement.

However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the ordinary shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

As long as the ordinary shares underlying the ADSs have not yet been admitted to listing and trading on Euronext Brussels, the relevant ADSs can only be cancelled and withdrawn and exchanged into ordinary shares in registered form that are not yet admitted to listing and trading on Euronext Brussels. We committed to use best efforts to have the ordinary shares underlying the ADSs listed as soon as practicably possible on Euronext Brussels after their issuance.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules or regulations promulgated thereunder.

TAXATION

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of the ADSs. Each holder or prospective holder of the ADSs is urged to consult his, her or its own tax advisor.

Material U.S. Federal Income Tax Consequences

General

The following is a discussion of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders, both as defined below, of the ownership and disposition of the ADSs as of the date of this report. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” the applicable U.S. Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and guidance, all of which are subject to change, possibly on a retroactive basis. This discussion applies to you only if you acquire the ADSs in this offering and hold such ADSs as a capital asset within the meaning of Section 1221 of the Code (generally, held for investment). The U.S. Internal Revenue Service, or the “IRS,” may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of the ADSs. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the ownership of the ADSs. In particular, the discussion does not address tax consequences that depend upon an investor’s particular tax circumstances nor does it cover any state, local or foreign law, the possible application of the U.S. federal estate or gift tax laws. You are urged to consult your own tax advisor regarding the application of the U.S. federal income tax laws to your particular situation as well as any state, local, foreign and U.S. federal estate and gift tax consequences resulting from the ownership and disposition of the ADSs. In addition, this discussion does not take into account special U.S. federal income tax rules that apply to particular categories of holders of the ADSs, including, without limitation, the following:

●	dealers, brokers or traders in securities electing to use a mark-to-market method of accounting;

●	banks, thrifts or other financial institutions;

●	individual retirement or tax-deferred accounts;

●	insurance companies;

●	tax-exempt organizations;

●	regulated investment companies or real estate investment trusts;

●	persons holding the ADSs as part of a hedging, straddle or conversion transaction for U.S. federal income tax purposes;

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

●	persons whose functional currency for U. S. federal income tax purposes is not the U.S. dollar;

●	persons subject to the alternative minimum tax;

●	persons that own, or are treated as owning, 10% or more, by voting power or value, of our outstanding common stock (including common stock represented by ADSs);

●	certain former U.S. citizens and residents who have expatriated; or

●	persons receiving the ADSs pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a “U.S. Holder” if you are a beneficial owner of the ADSs that is:

●	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to United States federal income tax regardless of its source; or

●	a trust (x) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (y) that, if it was in existence on August 20, 1996, was treated as a U.S. person prior to that date and has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the ADSs, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partnership holding the ADSs or a partner in such partnership, you should consult your tax advisor with respect to the U.S. federal income tax consequences of the ownership and disposition of the ADSs by the partnership.

General

In general, a U.S. Holder of the ADSs will be treated as owning the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying shares represented by those ADSs. The U.S. Department of the Treasury has expressed concern that parties to whom ADSs are released before shares are delivered to the Depositary (“pre-release”), or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of ADSs. These actions would also be inconsistent with the claiming of the preferential rate of tax, described below, applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the creditability of Belgian taxes, and the availability of the preferential tax rate for dividends received by certain non-corporate U.S. Holders, each as described below, could be affected by actions taken by such parties or intermediaries.

Distributions

Subject to the “passive foreign investment company”, or PFIC, rules discussed below, the amount of any cash distribution (other than in liquidation) that you receive with respect to the ADSs including the amount of any Belgian taxes actually withheld therefrom (described below in “— Material Belgian Tax Consequences”) generally will be taxed to a U.S. Holder as dividend income to the extent such distribution does not exceed our current or accumulated earnings and profits, or E&P, as calculated for U.S. federal income tax purposes. Such income will be includable in your gross income as ordinary income on the date of receipt by the Depositary. Dividends received by individuals and certain other non-corporate U.S. Holders from “qualified foreign corporations” are taxed at the rate of either 0 percent, 15 percent or 20 percent, depending upon the particular taxpayer’s U.S. federal income tax bracket; provided that the recipient-shareholder has held his or her shares as a beneficial owner for more than 60 days during the 121-day period beginning on the date which is 60 days before the shares’ ex-dividend date. A foreign corporation is a “qualified foreign corporation” if the stock with respect to which it pays dividends is traded on an established securities market in the United States, provided that the foreign corporation is not a PFIC.

The ADSs are traded on an established securities market in the United States, although we cannot guarantee that the ADSs will be so traded in the future. If we are not a PFIC and we are treated as a qualified foreign corporation, dividends we pay with respect to the ADSs would be eligible for the reduced rates of taxation described in this paragraph. We do not expect to be treated as a PFIC for our current taxable year. However, our PFIC status for any taxable year is an annual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets from time to time. No assurance can be given that the IRS will not disagree and seek to treat us as a PFIC. If we are a PFIC with respect to a particular U.S. Holder, dividends received from us would be taxed at regular ordinary income tax rates and certain other rules will apply. See “Passive Foreign Investment Company (PFIC),” below. Holders of Company ADSs should consult their own tax advisors regarding the availability of a reduced dividend tax rate in light of their own particular circumstances.

To the extent any distribution exceeds our E&P, the distribution will first be treated as a tax-free return of capital to the extent of your adjusted tax basis in the ADSs and will be applied against and reduce such basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of such ADSs). To the extent that such distribution exceeds your adjusted tax basis, the distribution will be taxed as gain recognized on a sale or exchange of ADSs. However, because we do not maintain calculations of our E&P under U.S. federal income tax principles, it is expected that distributions will generally be reported to U.S. Holders as dividends. Because we are not a U.S. corporation, no dividends-received deduction will be allowed to corporations with respect to dividends paid by us.

For U.S. foreign tax credit limitation purposes, dividends received on ADSs will be treated as foreign source income and will generally constitute “passive category income,” or in the case of certain holders, “general category income.” You may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of Belgian taxes actually withheld on dividends paid on ADSs. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. However, if we are a “U.S.-owned foreign corporation,” solely for foreign tax credit purposes, a portion of the dividends allocable to our U.S. source earnings and profits may be re-characterized as U.S. source. A “U.S.-owned foreign corporation” is any foreign corporation in which U.S. persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, U.S.-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. Although we don’t believe we are currently a “U.S.-owned foreign corporation,” we may become one in the future. In such case, if 10% or more of our earnings and profits are attributable to sources within the United States, a portion of the dividends paid on the ADSs allocable to our U.S. source earnings and profits will be treated as U.S. source, and, as such, a U.S. Holder may not offset any foreign tax withheld as a credit against U.S. federal income tax imposed on that portion of dividends. The rules governing U.S. foreign tax credits are complex, and we recommend that you consult your tax advisor regarding the applicability of such rules to you.

Sale, Exchange or Other Disposition of ADSs

Subject to the PFIC rules discussed below, generally, in connection with the sale, exchange or other disposition of ADSs:

●	you will recognize capital gain or loss equal to the difference (if any) between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in such ADSs;

●	such gain or loss will be long-term capital gain or loss if your holding period for such ADSs is more than one year at the time of the sale or other disposition;

●	such gain or loss will generally be treated as U.S. source for U.S. foreign tax credit purposes; and

●	your ability to deduct capital losses is subject to limitations.

Long-term capital gains recognized by individuals and certain other non-corporate taxpayers are taxed at preferential rates. If the consideration received upon the sale or other taxable disposition of ADSs is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of taxable disposition. While the ADSs are treated as traded on an established securities market, a cash basis U.S. Holder and an accrual basis U.S. Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. An accrual basis U.S. Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.

Passive Foreign Investment Company (PFIC)

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (based on an average of the quarterly value of the assets during such taxable year) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. A separate determination must be made after the close of each fiscal year as to whether a non-U.S. corporation is a PFIC for that year. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, investment gains and certain rents and royalties. Cash is generally a passive asset for these purposes. Goodwill is generally treated as an active asset if it is associated with business activities that produce active income.

Based on the current estimates and expected future composition of our income and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, our PFIC status for any taxable year is an annual determination that can be made only after the end of that year and will depend on the composition of our income and assets and the value of our assets from time to time. The determination of whether we are a PFIC is fact-intensive and the applicable law is subject to varying interpretation. There can be no assurance that the IRS will agree with our position or that the IRS will not successfully challenge our position including our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets.

If we are treated as a PFIC, gain realized on the sale, exchange or other disposition of your ADSs would in general not be treated as capital gain. Instead, such gain would be allocated ratably over your holding period for the ADSs. The amounts allocated to the taxable year of the sale, exchange or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such year, together with an interest charge on the tax attributable to each such year. If we are a PFIC for any year during a U.S. Holder’s holding period for ADSs, we generally will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder owns the ADSs regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. Dividends received from ADSs will not be eligible for the preferential tax rates applicable to qualified dividend income for certain non-corporate U.S. Holders if we are treated as a PFIC with respect to the U.S. Holder, either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. Further, any distribution in respect of ADSs in excess of 125 percent of the average annual distributions on ADSs received by a U.S. Holder during the preceding three years or such U.S. Holder’s holding period, whichever is shorter, would be allocated ratably over the U.S. Holder’s holding period for ADSs and subject to taxation as described with respect to sales, exchanges or other dispositions above. Certain elections may be available that would result in alternative treatments such as mark-to-market treatment of the ADSs.

3.8% Medicare Tax on “Net Investment Income”

Certain U.S. Holders that are individuals, estates, and certain trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized or amounts received with respect to their ADSs, to the extent of their net investment income that, when added to other modified adjusted gross income, exceeds $200,000 for a single taxpayer (or a qualifying head of household), $250,000 for married taxpayers filing a joint return (or a qualifying widower), or $125,000 for a married taxpayer filing a separate return. U.S. Holders should consult their own tax advisors with respect to the applicability of the net investment income tax.

Information Reporting and Backup Withholding

Except in the case of corporations or other exempt holders, amounts received by a U.S. Holder in connection with distributions, if any, paid by Company with respect to ADSs and proceeds from the sale, exchange or other disposition of ADSs may be subject to U.S. information reporting requirements and backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and amounts withheld may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that certain required information is timely furnished to the IRS.

U.S. Holders who are individuals (and under proposed regulations, certain entities) and who own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the tax year (or more than $75,000 at any time during the tax year) are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets, subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution) “Specified foreign financial assets” include securities issued by a non-U.S. issuer (which would include ADSs) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Individuals who fail to report the required information could be subject to substantial penalties, and such individuals should consult their own tax advisors concerning the application of these rules to their investment in ADSs.

TAX MATTERS CAN BE COMPLICATED. THE FOREGOING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ADSS. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT DEPEND UPON INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION DOES NOT ADDRESS ANY U.S. FEDERAL TAX CONSEQUENCES OTHER THAN INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSIDERATIONS, NOR ANY TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE OWNERSHIP AND DISPOSITION OF ADSS. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ADSS TO YOU.

Non-United States Holders

For purposes of this discussion, if you are not a U.S. Holder (as defined above), you are a “Non-U.S. Holder”.

Distributions on the ADSs

You generally will not be subject to U.S. federal income tax or withholding on distributions made on the ADSs unless:

●	you conduct a trade or business in the U.S., and

●	the distributions are effectively connected with the conduct of that trade or business (or, under certain income tax treaties, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such distributions in the same manner as a U.S. Holder, as described above. In addition, any effectively connected distributions received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30-percent rate or such lower rate as may be provided by an applicable income tax treaty.

Sale, Exchange or Other Disposition of the ADSs

Generally, you will not be subject to U.S. federal income tax or withholding in respect of gain recognized on a sale, exchange or other disposition of the ADSs unless:

●	your gain is effectively connected with a trade or business that you conduct in the United States (or, under certain income tax treaties, such gain is attributable to a permanent establishment that you maintain in the United States), or

●	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale, exchange or other disposition, and certain other conditions exist.

If you meet either of the two tests above, you will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States generally in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30-percent or such lower rate as may be provided by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including distributions and proceeds from sales, exchanges or other dispositions in respect of the ADSs that are made in the United States or by a U.S.-related financial intermediary will be subject to U.S. information reporting rules. In addition, such payments may be subject to U.S. federal backup withholding. You will not be subject to backup withholding provided that:

●	you are a corporation or other exempt recipient, or

●	you provide your correct U.S. federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

FATCA

The Foreign Account Tax Compliance Act (or “FATCA”) generally imposes a U.S. federal withholding tax of 30% on dividends on the ADSs paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on the ADSs paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to payments of dividends (including constructive dividends) on the ADSs. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

Additionally, FATCA may impose a 30% withholding tax on payments of gross proceeds from the sale, exchange or redemption of property that gives rise to U.S.-source dividends or interest, including the ADSs. The IRS recently issued Proposed Treasury Regulations that eliminate withholding on payments of gross proceeds. Pursuant to the Proposed Treasury Regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible application of FATCA to their ownership of the ADSs.

Material Belgian Tax Consequences

General

The following paragraphs are a summary of material Belgian tax consequences of the ownership of ADSs by an investor. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this document, all of which are subject to change, including changes that could have retroactive effect.

The summary only discusses Belgian tax aspects which are relevant to U.S. holders of ADSs (“Holders”). This summary does not address Belgian tax aspects which are relevant to persons who are residents in Belgium or engaged in a trade or business in Belgium through a permanent establishment or a fixed base in Belgium. This summary does not purport to be a description of all of the tax consequences of the ownership of ADSs and does not take into account the specific circumstances of any particular investor, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ADSs in a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. Investors should consult their own advisers regarding the tax consequences of an investment in ADSs in the light of their particular circumstances, including the effect of any state, local or other national laws, treaties and regulatory interpretation thereof.

In addition to the assumptions mentioned above, it is also assumed in this discussion that for purposes of the domestic Belgian tax legislation, the owners of ADSs will be treated as the owners of the ordinary shares represented by such ADSs. However, the assumption has not been confirmed by or verified with the Belgian Tax Administration.

For the purposes of this summary, ADSs or ordinary shares means ordinary shares represented by ADSs. Both terms are used interchangeably.

Dividend Withholding Tax

As a general rule under applicable Belgian tax law as of the date of the filing of this Registration Statement, a withholding tax of 30% is levied on the gross amount of dividends paid on or attributed to the ordinary shares represented by the ADSs, subject to such relief as may be available under applicable domestic or tax treaty provisions. Dividends subject to the dividend withholding tax include all benefits attributed to the ordinary shares represented by the ADSs, irrespective of their form. A reimbursement of fiscal capital made in accordance with the Belgian Companies and Associations Code is partly considered to be a distribution of the existing taxed reserves (irrespective whether incorporated into the capital or not) and/or the tax-free reserves incorporated into the capital. The proportion is determined on the basis of the ratio between certain taxed reserves and tax-free reserves incorporated into the capital on the one hand and, on the other hand, the aggregate of such reserves and the fiscal capital. In principle, fiscal capital includes paid-up statutory share capital, and subject to certain conditions, the paid-up issue premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates.

In case of a redemption by us of own shares represented by ADSs, the redemption distribution (after deduction of the portion of fiscal capital represented by the redeemed shares) will be treated as a dividend which in certain circumstances may be subject to a withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. In case of a liquidation of our Company, any amounts distributed in excess of the fiscal capital will be subject to a 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

For non-residents, the dividend withholding tax will be the only tax on dividends in Belgium, unless the non-resident holds ADSs in connection with a business conducted in Belgium, through a fixed base in Belgium or a Belgian permanent establishment.

Relief of Belgian Dividend Withholding Tax

Under the Belgium-United States Tax Treaty (the “Treaty”), there is a reduced Belgian withholding tax rate of 15% on dividends paid by us to a U.S. resident which beneficially owns the dividends and is entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty, (a “Qualifying Holder”). If such Qualifying Holder is a company that owns directly at least 10% of our voting stock, the Belgian withholding tax rate is further reduced to 5%. No withholding tax is however applicable if the Qualifying Holder, is: (i) a company that is a resident of the United States that has owned directly ADSs representing at least 10% of our capital for a 12-month period ending on the date the dividend is declared, or (ii) a pension fund that is a resident of the United States, provided that such dividends are not derived from the carrying on of a business by the pension fund or through an associated enterprise.

Under the normal procedure, we or our paying agent must withhold the full Belgian withholding tax (without taking into account the Treaty rate). Qualifying Holders may make a claim for reimbursement for amounts withheld in excess of the rate defined by the Treaty. The reimbursement form (Form 276 Div-Aut.) may be obtained from the KMO Centrum Specifieke Materies, Team 6, Kruidtuinlaan 50, PO 3429, 1000 Brussels, Belgium or online on the website of the Belgian tax authorities. Qualifying Holders may also, subject to certain conditions, obtain the reduced Treaty rate at source. Qualifying Holders should deliver a duly completed Form 276 Div-Aut. no later than ten days after the date on which the dividend is paid or attributed. U.S. holders should consult their own tax advisors as to whether they qualify for reduction in withholding tax upon payment or attribution of dividends, and as to the procedural requirements for obtaining a reduced withholding tax upon the payment of dividends or for making claims for reimbursement.

Withholding tax is also not applicable, pursuant to Belgian domestic tax law, on dividends paid to certain U.S. pension funds provided that the U.S. pension fund (i) qualifies as a non-resident saver for Belgian withholding tax purposes (i.e., it has a separate legal personality and fiscal residence outside of Belgium and without a permanent establishment or fixed base in Belgium), (ii) has a corporate purpose that consists solely in managing and investing funds collected in order to pay legal or complementary pensions, (iii) has activity that is limited to the investment of funds collected in the exercise of its statutory purpose, without any profit making activity and (iv) is exempt from income taxes in the United States. Furthermore, such pension fund may not contractually be obligated to redistribute the dividends to any beneficial owner of such dividends for whom it would manage the ADSs nor obligated to pay a manufactured dividend with respect to the ADSs under a securities borrowing transaction (save in certain particular cases as described in Belgian law) and subject to certain procedural formalities. A pension fund not holding the shares - which give rise to dividends - for an uninterrupted period of 60 days in full ownership amounts to a rebuttable presumption that the arrangement or series of arrangements which are connected to the dividend distributions, are not genuine. The withholding tax exemption will in such case be rejected, unless counterproof is provided by the OFP that the arrangement or series of arrangements are genuine.

Under Belgian domestic tax law, a withholding tax exemption is available to dividends paid to a non-resident corporate shareholder (located in a Member State of the European Union or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) provided that (i) at the date of payment or attribution of the dividend it holds a participation in our company representing at least 10% of our share capital, (ii) this holding is held or will be held in full ownership for an uninterrupted period of at least one year, (iii) this non-resident corporate shareholder is tax resident of the country where it is established according to the tax laws of and the bilateral tax treaties established by such country, (iv) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from the ordinary tax regime and (v) its legal form is (similar to one of the legal forms) listed in the annex of the E.U. directive dated 23 July 1990 (90/435/EC) as amended by the directive of 22 December 2003 (2003/123/EC). This reduced withholding tax will apply provided that certain procedural formalities are complied with.

Finally, a withholding tax exemption is available, pursuant to Belgian domestic tax law, to dividends paid to a non-resident corporate shareholder (located in the European Economic Area or in a country with which Belgium has entered in a double tax treaty including sufficient information exchange provisions) to the extent that at the date of payment or attribution of the dividend it holds a participation in our company representing less than 10% of our share capital but the acquisition value of which is at least €2.5 million and provided that certain other conditions are met, i.e., that (i) this holding is held or will be held in full ownership for an uninterrupted period of at least one year (ii) this non-resident corporate shareholder is subject to a corporate income tax regime similar to Belgian corporate income tax regime without benefitting from a tax regime that derogates from the ordinary tax regime, and (iii) its legal form is (similar to one of the legal forms) listed in the annex I, part A, of the E.U. directive dated 30 November 2011 (2011/96/EU) as amended by the directive of 8 July 2014 (2014/86/EU). This reduced withholding tax will apply only if and to the extent that the ordinary Belgian withholding tax cannot be credited or reimbursed to the non-resident corporate shareholder referred to above and subject to certain procedural formalities.

Capital Gains and Losses

Pursuant to the Treaty, capital gains and/or losses realized by a Qualifying Holder from the sale, exchange or other disposition of ADSs do not fall within the scope of application of Belgian domestic tax law.

Capital gains realized on ADSs by a corporate Holder which is not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty are generally not subject to taxation in Belgium unless the corporate Holder is acting through a Belgian permanent establishment or a fixed place in Belgium to which the ADSs are effectively connected. Capital losses are not deductible.

Private individual Holders who are not entitled to claim the benefits of the Treaty under the limitation of benefits article included in the Treaty and which are holding ADSs as a private investment will, as a rule, not be subject to tax on any capital gains arising out of a disposal of ADSs. Losses will, as a rule, not be deductible in Belgium.

However, if the gain realized by such individual Holders on ADSs is deemed to be realized outside the scope of the normal management of such individual’s private estate and the capital gain is obtained or received in Belgium, the gain will in principle be taxable at 33%. The Official Commentary to the ITC 1992 stipulates that occasional transactions on a stock exchange regarding ADSs should not be considered as transactions realized outside the scope of normal management of one’s own private estate.

Capital gains realized by such individual Holders on the disposal of ADSs for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity who is established outside the European Economic Area, are in principle taxable at a rate of 16.5% if, at any time during the five years preceding the sale, such individual Holders has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (that is, a shareholding of more than 25% of our shares).

Capital gains realized by a Holder upon the redemption of ADSs or upon our liquidation will generally be taxable as a dividend. See section “Dividend Withholding Tax.”

Estate and Gift Tax

There is no Belgian estate tax on the transfer of ADSs upon the death of a Belgian non-resident.

Donations of ADSs made in Belgium may or may not be subject to gift tax in Belgium depending on the modalities under which the donation is carried out.

Belgian Tax on Stock Exchange Transactions

A tax on stock exchange transactions (taxe sur les opérations de bourse/taks op de beursverrichtingen) is generally levied on the purchase and the sale and on any other acquisition and transfer for consideration of existing ADSs on the secondary market carried out by a Belgian resident investor through a professional intermediary if (i) executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals having their usual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium.

The applicable rate amounts to 0.35% of the consideration paid but with a cap of €1,600 per transaction and per party. The tax is due separately from each party to any such transaction, i.e., the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary.

However, if the intermediary is established outside of Belgium, the tax will in principle be due by the ordering private individual or legal entity, unless that individual or entity can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian representative for tax purposes, which will be liable for the tax on stock exchange transactions in respect of the transactions executed through the professional intermediary.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, ADSs in Belgium for their own account through a professional intermediary may be exempt from the tax on stock exchange transactions if they deliver a sworn affidavit to the intermediary in Belgium confirming their non-resident status.

No stock exchange tax is payable by: (i) professional intermediaries described in Article 2, 9° and 10° of the Belgian Act of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 2, §1 of the Belgian Act of 9 July 1975 acting for their own account, (iii) professional retirement institutions referred to in Article 2, 1° of the Belgian Act of October 27, 2006 relating to the control of professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account, or (v) regulated real estate companies (for the stock exchange tax only).

No stock exchange tax will thus be due by Holders on the subscription, purchase or sale of ADSs, if the Holders are acting for their own account. In order to benefit from this exemption, the Holders must file with the professional intermediary in Belgium a sworn affidavit evidencing that they are non-residents for Belgian tax purposes.

Belgian Annual Tax on Securities Accounts

Pursuant to the Belgian Act of February 17, 2021 introducing a new annual tax on securities accounts due on securities accounts held through an intermediary if the average value of the taxable financial instruments held on this securities account exceeds €1 million during a reference period of 12 consecutive months. This new annual tax on securities accounts is introduced because the previous tax on securities accounts was annulled by the Belgian Constitutional Court.

The annual tax on securities accounts is due irrespective of whether the holder of a securities account is a physical person or a legal entity. If the holder of a securities account is a Belgian resident, the annual tax on securities accounts will be applicable both to securities accounts held in Belgium as well as securities accounts held abroad. For non-residents, only securities accounts held in Belgium fall in scope of the annual tax on securities accounts. A double tax treaty could prevent Belgium to levy the annual tax on securities accounts.

Certain exemptions exist to mitigate the impact of the annual tax on securities accounts on the financial sector. As such, securities accounts held by certain financial undertakings are exempt.

All securities held on a securities account are targeted, such as shares, bonds, participations in investment funds and investment companies, but also derived products, such as index trackers, turbos, real estate certificates and cash. The rate of the annual tax on securities accounts amounts to 0.15% on securities accounts of which the average value exceeds €1 million during a reference period of 12 consecutive months. In order to avoid that the payment of the tax would result in a decrease of the average value below the €1 million threshold, the rate is limited to 10% of the difference between the taxable base and €1 million in those cases. The reference period is a subsequent period of 12 months starting on October 1 and ending September 30 of the subsequent year or (i) any earlier date when the account is closed; or (ii) the moment when the account holder becomes a resident of a state with which Belgium has concluded a tax treaty and the tax treaty allocates the taxing rights to the other state. The average value is calculated by taking the average of the securities accounts values on December 31, March 31, June 30 and September 30.

The tax must be declared and paid by the Belgian resident intermediary with whom the securities account is held. If a securities account is held with a non-resident intermediary, the holder of the securities account itself is responsible for the declaration and the payment of the annual tax on securities accounts. Alternatively, the foreign intermediary could also voluntarily appoint a recognized responsible representative in Belgium to declare and pay the tax.

In case of non-declaration, late, inaccurate or incomplete declaration, as well as non-payment or late payment, a penalty varying from 10% to 200% of the tax due can be imposed. Every holder of the securities account is jointly and severally liable to pay these penalties. The Act furthermore includes a general anti-abuse provision pursuant to which the following is not allowed: (i) distributing taxable financial instruments over different securities accounts to avoid the threshold of €1 million for an individual account, (ii) converting taxable financial instruments into nominative securities (the latter are out of scope of the tax); (iii) transferring a securities account to a foreign legal entity which then transfers the securities to a foreign securities account, etc. In the aforementioned circumstances, there is a refutable presumption that abuse exists. However, the Act also includes situations in which there is an irrefutable presumption of abuse (specific anti-abuse provisions). As such, the following transactions taking place as of October 30, 2020 onwards will be considered to constitute abuse: (i) splitting of a securities account into multiple securities accounts held by the same intermediary; and (ii) the conversion of taxable financial instruments held in a securities account to nominal financial instruments. However, in its judgment of 27 October 2022, the Belgian Constitutional Court annulled the specific anti-abuse provisions as well as the retroactive effect up to 30 October 2020 of the general anti-abuse provision. As a result, only the general anti-abuse provision can still be validly applied and, moreover, only as of 26 February 2021.

Prospective Holders should consult their own tax advisors as to whether they are subject to the new annual tax on securities accounts.

Proposed Financial Transactions Tax

On February 14, 2013, the European Commission published a proposal for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia, Estonia and Slovakia (collectively, the “Participating Member States”). On December 8, 2015, Estonia declared that it will no longer support the FTT.

The proposed FTT has a very broad scope and could, if introduced in its current form, apply to certain dealings in ADSs in certain circumstances. The FTT could apply in certain circumstances to persons both within and outside of the Participating Member States. Generally, it would apply to certain dealings in ADSs where at least one party is a financial institution, and at least one party is established in a Participating Member State.

A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including by transacting with a person established in a Participating Member State.

Currently, the proposed FTT remains subject to further negotiations between the Participating Member States (excluding Estonia). It may therefore be adjusted prior to any implementation, of which the timing and fate remains unclear. Moreover, additional E.U. Member States could decide to participate or drop out of the negotiations. Prospective Holders of ADSs are advised to seek their own professional advice in relation to the FTT.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, in those portions of our Current Reports on Form 6-K furnished under the Exchange Act and specifically incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2021.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Belgium law will be passed upon for us by Baker & McKenzie CVBA. In addition, certain legal matters in connection with any offering of securities by this prospectus may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of MDxHealth SA at December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, which are incorporated by reference into this prospectus and registration statement have been so included in reliance on the report of BDO Réviseurs d’Entreprises SRL, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement given on the authority of such firm as experts in accounting and auditing. The registered business address of BDO Réviseurs d’Entreprises SRL is Da Vincilaan 9, 1930 Zaventem, Belgium.

The audited historical special purpose combined financial statements of Oncotype DX Prostate Score® Test included in exhibit 99.1 of MDxHealth SA’s Current Report on Form 6-K dated December 19, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should read our registration statements and their exhibits and schedules for further information with respect to us and the securities offered by this prospectus. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we file any of these documents as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with IFRS, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 of the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, U.S. domestic reporting companies.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

We maintain a corporate website at www.mdxhealth.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 25, 2022;

●	our 2022 Interim Report attached as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on August 26, 2022;

●	our Current Report on Form 6-K furnished to the SEC on December 19, 2022; and

●	the description of our American Depositary Shares and common shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 25, 2022.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MDxHealth SA

CAP Business Center

Zone Industrielle des Hauts-Sarts

4040 Herstal, Belgium

+32 4 257 70 21

You may also access these documents on our website, www. mdxhealth.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$16,530
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Belgium. Certain of our directors are citizens and residents of countries other than the United States, and certain of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

●	to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

●	to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The U.S. currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

●	The judgment did not violate the rights of the defendant.

●	The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

●	The judgment is not subject to further recourse under U.S. law.

●	The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

●	The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

●	The Belgian courts did not have exclusive jurisdiction to rule on the matter.

●	The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

●	The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

●	The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

●	If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

●	The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax. A stamp duty is payable for each original copy of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

US$150,000,000

Ordinary Shares

American Depositary Shares Representing Ordinary Shares

PROSPECTUS

, 2022

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Belgian law, the directors of a company may be liable for damages to our company in case of improper performance of their duties. Our directors may be liable to our company and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. We maintain liability insurance for the benefit of our directors and members of our executive management team.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended, and have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under Belgian law, these agreements will provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9. Exhibits

The following exhibits have been filed as part of this registration statement:

1.1*	Form of Underwriting Agreement
3.1	Articles of Association of MDxHealth SA (English Translation) (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (No. 333-260213) filed with the Commission on October 13, 2021)
3.2	Corporate Governance Charter of MDxHealth SA (English Translation) (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (No. 333-260213) filed with the Commission on October 13, 2021)
4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (No. 333-260213) filed with the Commission on October 28, 2021)
4.2	Form of American Depositary Receipt (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (No. 333-260213) filed with the Commission on October 28, 2021)
5.1	Opinion of Baker McKenzie CVBA
23.1	Consent of BDO Réviseurs d’Entreprises SRL, Independent Registered Public Accounting Firm
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.3	Consent of Baker McKenzie CVBA (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
107	Filing Fee Table

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on December 19, 2022.

MDxHealth SA

By:	/s/ Michael McGarrity
Name:	Michael McGarrity
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael McGarrity and Joseph Sollee, and each of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

December 19, 2022	/s/ Michael McGarrity
Michael McGarrity Chief Executive Officer and Director (Principal Executive Officer)
December 19, 2022	/s/ Ron Kalfus
Ron Kalfus Chief Financial Officer (Principal Financial and Accounting Officer)
December 19, 2022	/s/ Koen Hoffman
Koen Hoffman (acting through Ahok BV) Chairman of the Board of Directors
December 19, 2022	/s/ Jan Pensaert
Jan Pensaert (acting through Valiance Advisors LLP) Director

December 19, 2022	/s/ Dr. Lieve Verplancke
Dr. Lieve Verplancke (acting through Qaly-Co BV) Director
December 19, 2022	/s/ Hilde Windels
Hilde Windels (acting through Hilde Windels BV) Director
December 19, 2022	/s/ Dr. Regine Slagmulder
Dr. Regine Slagmulder (acting through Regine Slagmulder BV) Director
December 19, 2022	/s/ Dr. Eric Bednarski
Dr. Eric Bednarski Director
December 19, 2022	/s/ Donnie (Don) M. Hardison
Donnie (Don) M. Hardison Director

SIGNATURE OF AUTHORIZED US REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MDxHealth SA, has signed this registration statement on Form F-3 on December 19, 2022.

MDxHealth, Inc.

By:	/s/ Michael McGarrity
Name:	Michael McGarrity
Title:	Chief Executive Officer